POWER OF ATTORNEY
    KNOW ALL BY THESE PRESENTS, that the undersigned hereby constitutes and appoints each of Bruce C. Kirchhoff and Michelle A. Perry, or any of them signing singly, with full power of substitution, as the undersigneds true and lawful attorney-in-fact to:
(1)	execute for and on behalf of the undersigned, in the undersigneds capacity as an officer of RGLD Gold AG, a wholly owned subsidiary of Royal Gold, Inc. the Company, Form ID and Forms 3, 4 and 5 including amendments thereto in accordance with Section 16a of the Securities Exchange Act of 1934, as amended the Exchange Act, and the rules and regulations thereunder;
(2)	do and perform any and all acts for and on behalf of the undersigned which may be necessary or desirable to complete and execute any such Form ID or Forms 3, 4 or 5, complete and execute any amendment or amendments thereto, and timely file such forms with the United States Securities and Exchange Commission SEC and any stock exchange or similar authority; and
(3)	take any other action of any type whatsoever in connection with the foregoing which, in the opinion of such attorney-in-fact, may be of benefit to, in the best interest of, or legally required by or for, the undersigned, it being understood that the documents executed by such attorney-in-fact on behalf of the undersigned pursuant to this Power of Attorney shall be in such form and shall contain such information, disclosure and terms and conditions as such attorney-in-fact may approve in such attorney-in-facts discretion.
The undersigned hereby grants to each such attorney-in-fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that such attorney-in-fact, or such attorney-in-facts substitute or substitutes, shall lawfully do or cause to be done by virtue of this Power of Attorney and the rights and powers herein granted. The undersigned acknowledges that the foregoing attorneys-in-fact, in serving in such capacity at the request and on the behalf of the undersigned, are not assuming, nor is the Company assuming, any of the undersigneds responsibilities to comply with, or any liability for the failure to comply with, any provision of
Section 16 of the Exchange Act.
The undersigned agrees that each such attorney-in-fact herein may rely entirely on information furnished orally or in writing by the undersigned to such attorney-in-fact. The undersigned also agrees to indemnify and hold harmless the Company and each such attorney-in-fact against any losses, claims, damages or liabilities or actions in these respects that arise out of or are based upon any untrue statements or omission of necessary facts in the information provided by the undersigned to such attorney-in-fact for purposes of executing, acknowledging, delivering or filing Forms 3, 4 or 5 including amendments thereto and agrees to reimburse the Company and such attorney-in-fact for any legal or other expenses reasonably incurred in connection with investigating or defending against any such loss, claim, damage, liability or action.
This Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file Form ID or Forms 3, 4 or 5 with respect to the undersigneds holdings of and transactions in securities issued by the Company, unless earlier revoked by the undersigned in a signed writing delivered to the foregoing attorneys-in-fact.
IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of this 20th day of December, 2018.
/s/ Daniel Breeze
Name: Daniel Breeze